EXHIBIT 32.1
                     ROLLER BEARING COMPANY OF AMERICA, INC.


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             (AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)


I, Dr. Michael J. Hartnett, President and Chief Executive Officer of Roller Bearing Company of America, Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge and belief:

                  (1) The Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 27, 2003 (the "Report") fully complies with the requirements of
                           Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Dr. Michael J. Hartnett
-------------------------------------
Dr. Michael J. Hartnett
President and Chief Executive Officer
(Principal Executive Officer)

November 10, 2003